UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dynex Capital, Inc.

(Name of registrant as specified in its charter)

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Dynex Capital, Inc.

Notice of Annual Meeting of Shareholders

and

Proxy Statement

Annual Meeting of Shareholders

May 12, 2010

DYNEX CAPITAL, INC.

April 1, 2010

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) to be held at the Grand Hyatt San Francisco located at 345 Stockton Street, San Francisco, California on Wednesday, May 12, 2010, at 9:00 a.m. Pacific Time.

The business of the meeting is to consider and act upon the election of directors, and to ratify the selection of the auditors of the Company.

As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our proxy statement, 2009 Annual Report to Shareholders and proxy card over the Internet to shareholders. This means that shareholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. This approach allows us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you request to receive your proxy materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. Instructions regarding all three methods of voting are contained in the proxy card. If you mail the proxy card and are a common shareholder and desire to vote your shares of common stock in accordance with management’s recommendations, you need not mark your votes on the proxy but need only sign, date and return the common proxy card in the enclosed postage-paid envelope in order to record your vote. If you mail the proxy card and are a preferred shareholder and desire to vote your shares of Series D Preferred Stock for one or both of the preferred nominees, you must mark your votes on the preferred proxy card and return the proxy card in the enclosed postage-paid envelope in order to record your vote.

Sincerely,

Thomas B. Akin
Chairman of the Board and
Chief Executive Officer

DYNEX CAPITAL, INC.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

(804) 217-5800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) will be held at the Grand Hyatt San Francisco located at 345 Stockton Street, San Francisco, California on Wednesday, May 12, 2010, at 9:00 a.m. Pacific Time, to consider and act upon the following matters:

1.	Holders of our Common Stock will:

A.	Elect three (3) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified; and

B.	Vote on the ratification of the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the Company for the 2010 fiscal year; and

C.	Transact such other business as may properly come before the meeting or any adjournment thereof.

2.	Holders of our Series D Preferred Stock will:

A.	Elect two (2) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified, or as otherwise provided in the Company’s Articles of Incorporation.

Only shareholders of record at the close of business on March 23, 2010, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the accompanying Proxy Statement. If you receive these materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. A proxy may be revoked by a shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by submitting a later-dated proxy to the Secretary of the Company, by changing your vote via the toll-free telephone number or over the Internet or by attending the Annual Meeting and requesting to vote in person.

By Order of the Board of Directors

Stephen J. Benedetti
Executive Vice President,
Chief Operating Officer, Chief Financial Officer, and Secretary
Dated: April 1, 2010

DYNEX CAPITAL, INC.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

(804) 217-5800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2010

To Our Shareholders:

This Proxy Statement is furnished to the holders of the common stock (“Common Stock”) and Series D 9.50% Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the Grand Hyatt San Francisco located at 345 Stockton Street, San Francisco, California on Wednesday, May 12, 2010, at 9:00 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

As permitted by rules recently adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2009 Annual Report to Shareholders available to shareholders electronically via the Internet. On April 1, 2010, we mailed to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. You will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

GENERAL INFORMATION

Solicitation

You have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by the Internet and the mail, and also may be made by personal interview, telephone and e-mail by directors and officers of the Company, acting without compensation other than their regular compensation. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of Common Stock and Series D Preferred Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners.

Voting Rights

Common Stock. Holders of shares of Common Stock at the close of business on March 23, 2010, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 14,962,278 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote for each of the three directors nominated to be elected by the holders of shares of Common Stock and one vote on each other matter presented to such holders at the Annual Meeting.

Series D Preferred Stock. Holders of shares of Series D Preferred Stock at the close of business on March 23, 2010, the record date, are entitled to notice of, and to vote at, the Annual Meeting, voting as a single class to elect two directors to the Company’s Board of Directors. Each share of Series D Preferred Stock outstanding on the record date is entitled to one vote for each of the two directors nominated to be elected by the holders of shares of Series D Preferred Stock. The holders of Series D Preferred Stock are not entitled to vote on any other matter. There were 4,221,539 shares of Series D Preferred Stock outstanding as of March 23, 2010.

Quorum

The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum for all matters upon which holders of shares of Common Stock are entitled to vote. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Series D Preferred Stock will constitute a quorum for the matter upon which holders of shares of Series D Preferred Stock are entitled to vote. Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Information about Voting

Shareholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•

By Telephone — you can vote by telephone by calling the toll free telephone number on the proxy card and following the instructions (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card);

•	By Internet — you can vote over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or

•	By Mail — if you received these proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 11, 2010. If you hold shares in the Dynex Capital, Inc. 401(k) Plan, your voting instructions for those shares must be received by 5:00 p.m. Eastern Time on May 10, 2010 to allow sufficient time for voting by the trustee of the plan.

If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers.

Voting your shares by telephone or over the Internet or sending in a proxy card will not affect your right to attend the Annual Meeting and to vote in person. If your shares are not registered in your own name and you plan to vote in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote in person.

Common Stock. Holders of shares of Common Stock may vote their shares using the “common proxy.” If you vote in time for the Annual Meeting using the common proxy, the individuals named on the common proxy (your “proxies”) will vote your shares of Common Stock in accordance with the choices you specified. If you properly submit a common proxy without indicating your instructions, the shares of Common Stock represented by such common proxy will be voted FOR the election of the nominees named in this Proxy Statement as common shareholder directors and FOR ratification of the selection of BDO Seidman, LLP as the Company’s auditors for the 2010 fiscal year.

Series D Preferred Stock. Holders of shares of Series D Preferred Stock may vote their shares using the “preferred proxy.” If you vote in time for the Annual Meeting using the preferred proxy, the individuals named on the preferred proxy (your “proxies”) will vote your shares of Series D Preferred Stock in accordance with the choices you specified. If you properly submit a preferred proxy without indicating your instructions, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted.

Revocability of Proxy

You may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:

•	By submitting a written notice of revocation to the Secretary of the Company by the close of business on May 11, 2010;

•	By submitting a completed proxy card bearing a later date than your original proxy card by the close of business on May 11, 2010;

•

By calling the toll free telephone number on the proxy card and following the instructions (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card) by 11:59 p.m. Eastern Time on May 11, 2010;

•	By visiting the web page listed on the proxy card and following the instructions by 11:59 p.m. Eastern Time on May 11, 2010; or

•	By attending the Annual Meeting and requesting to vote in person.

Your most current proxy card, telephone vote, or Internet proxy with respect to the same shares is the one that is counted.

If your shares are held in the name of a bank, broker or other holder of record, you should contact the holder of record to change your vote.

You will receive multiple Notices of Internet Availability of Proxy Materials if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. You should vote the shares represented by each Notice of Internet Availability of Proxy Materials or proxy card you receive to ensure that all of your shares are voted.

Other Matters

The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented to the shareholders for action, it is the intention of the individuals named in the proxy card to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2009, which is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials and is being mailed together with this Proxy Statement to shareholders who receive the proxy materials by mail, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Common Stock Directors. Three directors of the Company are to be elected by the holders of shares of Common Stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has nominated Thomas B. Akin, Daniel K. Osborne and James C. Wheat, III for election by the holders of shares of Common Stock to the Board of Directors at the Annual Meeting. Unless otherwise indicated, a common proxy representing shares of Common Stock will be voted FOR the election of Messrs. Akin, Osborne and Wheat to the Board of Directors. Each Common Stock Director nominee has agreed to serve if elected. Selected biographical information regarding each Common Stock Director nominee is set forth below.

Series D Preferred Stock Directors. Pursuant to Section 10 of Article IIID of the Company’s Articles of Incorporation, as amended, the holders of shares of Series D Preferred Stock are entitled to elect two directors to the Board of Directors of the Company. Except as otherwise provided in the Company’s Articles of Incorporation, each such director will serve until the next annual meeting of the shareholders of the Company and until their successors are elected and duly qualified. Leon A. Felman and Barry Igdaloff have been nominated for election by the holders of shares of Series D Preferred Stock to the Board of Directors at the Annual Meeting. Each Preferred Stock Director nominee has agreed to serve if elected. Selected biographical information regarding each Preferred Stock Director nominee is set forth below.

Vote Required

Common Stock Directors. With regard to the election of the Common Stock Directors, votes may be cast in favor or withheld. The three directors to be elected by the holders of shares of Common Stock will be elected by a favorable vote of a plurality of the shares of Common Stock represented and entitled to vote with respect to each Common Stock Director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the Common Stock Directors will have no effect on the outcome of the election. Unless instructed to the contrary, the shares represented by each common proxy will be voted FOR the election of each of the three Common Stock Director nominees named below. Although it is anticipated that each Common Stock Director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each common proxy will be voted for another person or persons designated by the Company’s Board of Directors. In no event will a common proxy be voted for more than three Common Stock Directors.

Series D Preferred Stock Directors. With regard to the election of the Preferred Stock Directors, votes may be cast in favor or withheld. The two directors to be elected by the holders of shares of Series D Preferred Stock will be elected by a favorable vote of a plurality of the shares of Series D Preferred Stock represented and entitled to vote with respect to each Preferred Stock Director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the Preferred Stock Directors will have no effect on the outcome of the election. If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted. Although it is anticipated that each Preferred Stock Director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each preferred proxy will not be voted for another person or persons. In no event will a preferred proxy be voted for more than two Preferred Stock Directors.

Common Stock Director Nominees

The following information sets forth as of March 5, 2010, the names, ages, principal occupations and business experience for the Company’s Common Stock Director nominees. In addition to the information presented below regarding each Common Stock Director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our Common Stock Director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Finally, we value their significant experience on other public company boards of directors and board committees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Thomas B. Akin (57) has been a director of Dynex Capital, Inc. since May 2003, Chairman since May 30, 2005, and on February 4, 2008 accepted the position of Chief Executive Officer of the Company. Mr. Akin also founded and has served as the managing general partner of Talkot Capital, LLC located in Sausalito, California since 1995. From 1981 to 1994, Mr. Akin held various positions at Merrill Lynch Institutional Services. Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to 1981. Mr. Akin currently serves as Chairman of the Board for both CombiMatrix Corporation and Centiv Services, Inc. Mr. Akin previously served on the boards of Acacia Research Corporation and Advance Data Exchange. Mr. Akin holds a B.A. from the University of California at Santa Cruz and an M.B.A. from the Anderson School of Management, UCLA.

We believe Mr. Akin’s qualifications to serve on our Board of Directors include his extensive background in evaluating investments in private and public companies, including 29 years of experience in the financial and investment industries. Mr. Akin also has experience managing and advising organizations which have special investment needs. Mr. Akin’s significant service as a director of several other companies also demonstrates that he has the leadership skills required to serve as Chairman of the Company.

Daniel K. Osborne (45) has been a director of the Company since 2005. Mr. Osborne has been Managing Member of Vantage Pointe Capital, LLC, an investment advisory firm that serves as the general partner of Vantage Pointe Capital Partners LP, and provides research and other services to various private investment funds. Prior to founding Vantage Pointe Capital, LLC in 2003, Mr. Osborne was a co-founder of Apex Mortgage Capital, Inc. He was Apex Mortgage Capital’s Chief Operating Officer and Chief Financial Officer from September 1997 to September 2001. Concurrently with his role with Apex Mortgage Capital, Inc., Mr. Osborne was a Managing Director of Trust Company of The West from July 1994 to December 2001. In January 2010, Mr. Osborne was appointed to the Board of Directors of New York Mortgage Trust based in New York, New York. Mr. Osborne serves as the Chairman of the Audit Committee and as a member of the Compensation Committee for the Company. Mr. Osborne began his career with Deloitte & Touche, LLP. He holds a B.S. degree in accounting from Arizona State University.

We believe Mr. Osborne’s qualifications to serve on our Board of Directors include his experience with mortgage REITs, as well as his public accounting expertise with a top accounting firm.

James C. Wheat, III (57) joined the Board of Directors in August 2008. Mr. Wheat is the co-founder and managing director of Colonnade Capital Corporation, a private equity firm dedicated to sponsoring friendly growth buyouts of middle market companies. Since 1995, Mr. Wheat has also been the manager of Jasper, LLC, an investment firm investing in publicly traded securities, hedge funds, private equity and debt, and real estate, and has been the manager of Blandfield Associates, LLC, a timberland and working farm, since 1992. In addition, Mr. Wheat has been a general partner of Riverfront Partners since 1992. He was the managing director and a member of the board of directors of Wheat First Butcher Singer (formerly Wheat, First Securities) from 1984 to 1993. Mr. Wheat serves as a member of the Nominating & Corporate Governance Committee for the Company. Mr. Wheat earned a B.A. from Hampden-Sydney College in 1975 and an M.B.A. from the University of Virginia in 1978.

We believe Mr. Wheat’s qualifications to serve on our Board of Directors include his experience with financial services companies as a managing director and board member, combined with his operational and organizational acumen.

Series D Preferred Stock Director Nominees

The following information sets forth as of March 5, 2010, the names, ages, principal occupations and business experience for the Company’s Preferred Stock Director nominees. In addition to the information presented below regarding each Preferred Stock Director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our Preferred Stock Director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Finally, we value their significant experience on other public company boards of directors and committees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Leon A. Felman (75) has been a director of the Company since 2000. Mr. Felman has been a private investor in financial institutions since 1980. From 1968 to 1999, Mr. Felman was President and Chief Executive Officer of Sage Systems, Inc., which owned and operated Arby’s restaurants in the St. Louis market. Mr. Felman has served on the Board of Directors of Pulaski Financial Corporation since June 2004. Mr. Felman was a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, from 1992 to 2004, and its subsidiary, Allegiant Bank & Trust Company, Inc., from 2001 to 2004, until their sale. Mr. Felman currently serves as a member of the Chancellor’s Council for the University of Missouri-St. Louis and on the board of directors of the Barnes-Jewish Hospital Foundation. Mr. Felman serves as the Chairman of the Nominating & Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee for the Company. Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

We believe Mr. Felman’s qualifications to serve on our Board of Directors include his years of experience in financial services institutions as a director, manager, and investor, including a decade of service on our Board.

Barry Igdaloff (55) has been a director of the Company since 2000. Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in accounting and from The Ohio State University in 1978, with a Juris Doctorate degree. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney. Mr. Igdaloff currently serves on the Board of Directors of Nova Star Financial and serves on its audit committee. Mr. Igdaloff serves as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating & Corporate Governance Committee for the Company.

We believe Mr. Igdaloff’s qualifications to serve on our Board of Directors include his financial expertise and his years of experience as an investment advisor, attorney, and accountant.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Director Independence

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, annual performance evaluation of the Board, director responsibilities, annual review of performance of the Chief Executive Officer and management succession and ethics and conduct. The Guidelines are available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060.

The Board of Directors in its business judgment has determined that all of its members are independent as defined by New York Stock Exchange listing standards, except for Mr. Akin. In reaching this conclusion, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. Beginning in February 2008, Mr. Akin was appointed Chief Executive Officer and is therefore not considered an independent director. Consistent with the New York Stock Exchange listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which the following relationships between a director and the Company will not be considered to be material:

•

if during any twelve month period within the last three years, the director or any immediate family member of the director received $120,000 or less in direct compensation from the Company, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

if during each of the current fiscal year and three most recent fiscal years, the director is, or was, an executive officer or an employee (or has, or had, an immediate family member who is, or was, an executive officer) of another company that made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

if the director serves as an executive officer of a charitable organization to which the Company made charitable contributions that did not exceed the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues in each of the last three fiscal years.

None of the Company’s directors, except Mr. Akin as Chief Executive Officer, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in any relationships with the Company.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety. It is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance”. A printed copy of the Code is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

We intend to provide any required disclosure of an amendment to or waiver from the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance” promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the web page disclosure.

Board and Committee Meeting Attendance

In 2009, there were three meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served.

Board Leadership Structure

The Company’s Chairman of the Board also serves as the Chief Executive Officer. Therefore, under the Company’s Corporate Governance Guidelines, the Company has designated a Lead Independent Director to serve as Chairman of the Nominating & Corporate Governance Committee, to assist the Chairman of the Board with Board-related matters, and to act, as necessary, as a liaison between the independent directors and the Chairman of the Board. The Lead Independent Director also presides at all executive sessions and other meetings of non-employee directors and has the power to call meetings of non-employee directors. In addition, the Lead Independent Director provides input to the Chairman of the Board in determining the agenda for each Board meeting. The Company believes that, at this time, having one person serve as both Chief Executive Officer and Chairman of the Board demonstrates to its employees and shareholders that the Company is under strong leadership. The Chief Executive Officer and Chairman of the Board is also the Company’s largest shareholder on a fully-diluted basis. The Board of Directors annually reviews the Company’s corporate governance structure to ensure that it remains the most appropriate structure for the Company and its shareholders. The Company believes that, at this time, its leadership structure enables the single leader of both management and the Board to lead the Company through the current challenging economic times, with appropriate support from the Lead Independent Director and the committee chairmen, each of whom is an independent director.

Board Oversight of Risk Management

The Company believes that its leadership structure allows the directors to provide effective oversight of risk management by receiving risk assessments prepared by individuals responsible for risk management. The Audit Committee, comprised solely of independent directors, discusses with management, the independent auditor and the internal auditor the Company’s policies and practices with respect to risk assessment and risk management. In addition, the Board has an Investment Committee which as part of it function reviews risk reports with management on a quarterly basis. The investment policy of the Company includes risk limits for the Company including notification requirements to the Board if these risk limits are approached or exceeded. Management reviews these risk limits with the Investment Committee generally quarterly.

The directors are expected to apply themselves to understanding the Company’s business and its significant risks as circumstances warrant, the directors receive presentations from senior management regarding the Company’s risk profile and its risk management strategies. The Company believes that this leadership structure promotes effective Board oversight of risk management because, while there is a single leader ultimately accountable for the management of the Company’s risks, a Board committee comprised solely of independent directors actively monitors the Company’s policies and practices with respect to risk assessment and risk management, and the directors are provided with the information necessary to evaluate the Company’s significant risks and strategies for addressing them.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after regularly scheduled Board meetings. At least once a year the Board schedules an executive session including only independent directors. Prior to his appointment as Chief Executive Officer in February 2008, Thomas B. Akin, the Chairman of the Board, served as chairman for executive sessions. Since February 2008, Leon A. Felman has been appointed Lead Independent Director and serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Communications to the non-management directors as a group may be sent to the Lead Independent Director c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, any correspondence to a specified director to such director.

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board in March 2010. The Audit Committee Charter is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Audit Committee are Messrs. Osborne (Chairman), Felman, and Igdaloff, all of whom the Board in its business judgment has determined are independent as defined by regulations of the SEC and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as such term is used in the New York Stock Exchange listing standards and that Messrs. Osborne and Igdaloff qualify as audit committee financial experts as defined by regulations of the SEC. The Audit Committee met five times in 2009. For additional information regarding the Committee, see “Audit Information – Audit Committee Report” on page 34 of this Proxy Statement.

Compensation Committee

The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining and approving the Chief Executive

Officer’s compensation level based on this evaluation; reviewing and approving the compensation for executive officers, including their corporate goals and objectives; reviewing and discussing the Compensation Discussion and Analysis required by the rules of the SEC with senior management and based upon such review and discussion, recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or proxy statement, as applicable; producing a Compensation Committee Report as required by the rules of the SEC to be included in the Company’s annual proxy statement; overseeing an annual review of the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, and, based on the review, making any changes to such policies and practices that the Committee deems to be appropriate; reviewing and recommending to the Board for approval any employment-related agreement or other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company’s equity-based, deferral and other compensation plans approved by the Board from time to time; reviewing any significant changes in the Company’s tax-qualified employee benefit plans; recommending to the Board for approval director compensation; and reviewing annually with the Chief Executive Officer succession planning and management development activities and strategies. The Committee has not in the past delegated the authorities granted it under its written charter given that it has typically consisted of four or fewer members. In discharging its responsibilities with respect to compensation matters, the Committee has not solicited the input of consultants. Rather, management of the Company, at the Committee’s request, will periodically conduct reviews of the compensation practices of similar public companies. See further discussion at “Executive Compensation – Compensation Discussion and Analysis” on page 17 of this Proxy Statement. The Compensation Committee is currently formulating its plans with respect to succession planning. No timetable has been set for determining succession planning. The Committee operates under a written charter last amended by the Board in March 2010. The Charter of the Compensation Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The Compensation Committee has initiated an annual review of our compensation programs to determine whether such programs encourage excessive risk taking by our employees. The Compensation Committee determined that the elements of our compensation programs do not encourage excessive risk taking that would be reasonably likely to have a material adverse effect on the Company. This determination has taken into account the structure of our compensation programs, the amount of cash compensation available to executives, and the involvement of the Compensation Committee in setting compensation to executive officers and in particular for those individuals who can commit the Company’s capital.

The members of the Compensation Committee are Messrs. Igdaloff (Chairman), Felman, and Osborne, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met two times in 2009. For additional information regarding the Committee, see “Executive Compensation – Compensation Discussion and Analysis” on page 17 of this Proxy Statement.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to be nominated to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The Committee also acts as the Company’s nominating committee. The Committee operates under a written charter last amended by the Board in March 2010. The Charter of the Nominating & Corporate Governance Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Nominating & Corporate Governance Committee are Messrs. Felman (Chairman), Igdaloff, and Wheat, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met one time in 2009.

The Nominating & Corporate Governance Committee considers candidates for the Board based upon several criteria, including but not limited to their broad-based business and professional skills and experience, concern for the long-term interest of the Company’s shareholders, personal integrity and judgment, and knowledge and experience in the Company’s industry. The Committee further considers each candidate’s independence, as defined by the New York Stock Exchange listing standards. All candidates must have time available to devote to Board duties and responsibilities.

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

Shareholders entitled to vote for the election of directors may submit candidate recommendations for consideration by the Nominating & Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the Committee reserves the right to not consider the candidate. Whether the Committee considers the nomination of such candidate depends on the facts and circumstances of the nomination at that time. To be timely, any shareholder desiring to recommend a candidate to be considered by the Nominating & Corporate Governance Committee for nomination at the 2011 Annual Meeting of Shareholders must submit such recommendation in writing to the Secretary of the Company no later than January 3, 2011.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating & Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

The Board has concluded that each director nominee possesses the personal traits described above. In considering the director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees. In addition, each director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The specific experience, qualifications, attributes and skills that the Board believes each director nominee possesses are discussed under “Proposal One – Election of Directors”, beginning on page 5.

Under the Company’s Corporate Governance Guidelines, directors serving as of the date of the initial adoption of the guidelines may not stand for reelection past age 75. Mr. Felman is currently age 75; however, the Board of Directors has waived this requirement of the guidelines for Mr. Felman for 2010 because of his extensive knowledge of the Company and the financial services industry.

A shareholder entitled to vote for the election of directors may directly nominate a candidate for election at the 2011 Annual Meeting of Shareholders if written notice of the shareholder’s intent to nominate such person for election as director has been given, either by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company and received by either (i) no later than January 1, 2011 and no earlier than October 3, 2010; or (ii) if the 2011 Annual Meeting is held more than 30 days before or after May 12, 2011, then no less than 90 days prior to the 2011 Annual Meeting. The notice must set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the Company’s stock transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (3) the class and number of shares of stock of the Company beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the shareholder; and (ii) as to the person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of Company stock beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), including a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director, and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2009 Annual Meeting of Shareholders.

Directors’ Compensation

Director compensation is reviewed and approved by the Board of Directors based on recommendations of the Compensation Committee of the Board. The Compensation Committee will review director compensation annually in an effort to determine if the Company pays competitive compensation to attract and retain highly-qualified individuals.

For 2009, each non-employee director received an annual fee of $36,000, plus $1,000 for each meeting of the Board of Directors and Audit Committee he attended and $750 for each meeting of all other committees he attended. The Chairman of the Audit Committee received an additional annual fee of $7,000, and each of the chairmen of the remaining committees received an additional annual fee of $3,500. The non-employee directors are expected to receive the same compensation for 2010.

Directors are reimbursed expenses related to their attendance at Board of Director or committee meetings.

In addition, beginning in 2009, non-employee directors receive an annual grant of 2,500 shares of restricted Common Stock which shares will vest at the end of one year. Such shares are granted on the first Friday following each year’s annual meeting of shareholders. The grants of restricted stock replace grants of stock options for non-employee directors in prior years.

The following table shows the compensation earned by each of the directors during 2009:

DIRECTOR COMPENSATION FOR 2009*

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
Leon A. Felman	49,750	18,675	—	68,425
Barry Igdaloff	55,000	18,675	—	73,675
Daniel K. Osborne	54,750	18,675	—	73,425
James C. Wheat, III	39,750	18,675	—	58,425

*	Columns for “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” have been omitted because they are not applicable.

(1)

Thomas B. Akin, the Company’s Chairman of the Board and Chief Executive Officer, is not included in this table as he is an employee of the Company. Mr. Akin’s compensation for service as an executive officer is included in the Summary Compensation Table on page 25.

(2)

The amounts in this column reflect the aggregate grant date fair value of grants of restricted stock to each listed director on May 15, 2009, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2010. As of December 31, 2009, each non-employee director had outstanding 2,500 shares of restricted stock.

(3)	As of December 31, 2009, Messrs. Igdaloff and Osborne had outstanding 20,000 stock options each, Mr. Felman had outstanding 15,000 stock options, and Mr. Wheat had no outstanding stock options.

OWNERSHIP OF STOCK

Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of shares of Common Stock and shares of Series D Preferred Stock as of March 8, 2010, except as otherwise noted in the footnotes following, by: (a) each director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers of the Company as a group, and (d) all other shareholders known by the Company to be beneficial owners of more than 5% of the outstanding shares of any class of the Company’s stock. Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown. The business address of each director and named executive officer is the Company’s principal address.

	Common Stock		Series D Preferred Stock
Name	Shares (1)	Percentage (2)	Shares	Percentage (3)
Thomas B. Akin (4)	1,913,406	12.93%	590,800	13.99%
Stephen J. Benedetti (5)	37,730	*	—	—
Byron L. Boston	—	—	—	—
Leon A. Felman (6)	205,890	1.44%	70,286	1.66%
Barry Igdaloff (7)	595,450	4.07%	434,235	10.29%
Daniel K. Osborne (8)	76,290	*	41,929	*
James C. Wheat, III (9)	7,500	*	—	—

	Common Stock		Series D Preferred Stock
Name	Shares (1)	Percentage (2)	Shares	Percentage (3)
All directors and executive officers as a group (7 persons)	2,836,266	18.42%	1,137,205	26.94%

Arthur D. Lipson (10) Western Investment LLC Western Investment Hedged Partners, LP Western Investment Institutional Partners, LLC Western Investment Total Return Partners LP 7050 South Union Park Center Suite 590 Midvale, UT 84047	1,081,632	7.55%	142,001	3.36%

Rockwood Partners, L.P. (11) Rockwood Asset Management, Inc. Demeter Asset Management, Inc. Jay Buck 35 Mason Street Greenwich, CT 06830	328,400	2.28%	220,100	5.21%

Wellington Management Company, LLP (12) 75 State Street Boston, MA 02109	1,329,029	9.37%	—	—

*	Percentage of ownership is less than one percent of the outstanding shares of the applicable class.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”).

(1)	All amounts include both shares of Common Stock and shares of Series D Preferred Stock, which are convertible into shares of Common Stock, on a one-for-one basis, at the option of its holder.
(2)	Each percentage is based on 14,182,912 shares of Common Stock issued and outstanding and is calculated based on the assumption that the beneficial owner has converted all shares of Series D Preferred Stock into shares of Common Stock and has executed all presently exercisable stock options.
(3)	Each percentage is based on 4,221,539 shares of Series D Preferred Stock issued and outstanding.
(4)	Amount includes 668,019 shares of Common Stock and 361,064 shares of Series D Preferred Stock owned by Talkot Fund, L.P., of which Mr. Akin is the managing general partner, and 11,446 shares of Common Stock and 17,342 shares of Series D Preferred Stock owned by the Hochster Trust, of which Mr. Akin is an advisor. Amount also includes 20,000 shares of Common Stock that Mr. Akin has the right to acquire through the exercise of presently exercisable stock options.
(5)	Amount includes 3,250 restricted shares of Common Stock over which Mr. Benedetti does not have investment power until such shares vest.
(6)

Amount reflects 31,389 shares of Common Stock and 10,848 shares of Series D Preferred Stock owned by the Leon A. Felman IRA Rollover, 43,447 shares of Common Stock and 30,826 shares of Series D Preferred Stock owned by the Homebaker Brand Profit Sharing Plan, 11,137 shares of Common Stock and 9,614 shares of Series D Preferred Stock owned by the Leon A. Felman Keogh Profit Sharing Plan, 22,078 shares of

Common Stock and 11,840 shares of Series D Preferred Stock owned by The Felman Family Trust, 4,420 shares of Common Stock and 2,555 shares of Series D Preferred Stock owned by HLF Corporation, 278 shares of Common Stock and 626 shares of Series D Preferred Stock owned by the Harriet Felman IRA, 355 shares of Common Stock and 777 shares of Series D Preferred Stock owned by the Leon A. Felman IRA, 15,000 shares of Common Stock that Mr. Felman has the right to acquire through the exercise of presently exercisable stock options, and 2,500 restricted shares of Common Stock over which Mr. Felman does not have investment power until such shares vest.

(7)	Amount includes 77,663 shares of Common Stock and 218,851 shares of Series D Preferred Stock owned by clients of Rose Capital, of which Mr. Igdaloff is the sole proprietor. Mr. Igdaloff shares the power to vote and dispose of such shares. Amount also includes 20,000 shares of Common Stock that Mr. Igdaloff has the right to acquire through the exercise of presently exercisable stock options, and 2,500 restricted shares of Common Stock which vest on May 14, 2010 over which Mr. Igdaloff does not have investment power until such shares vest.
(8)	Amount reflects 11,322 shares of Common Stock and 40,146 shares of Series D Preferred Stock owned by Vantage Pointe Capital Partners LP, of which Mr. Osborne is the managing member of its general partner, and 539 shares of Common Stock and 1,783 shares of Series D Preferred Stock held in Mr. Osborne’s spouse’s IRA account. Amount also includes 20,000 shares of Common Stock that Mr. Osborne has the right to acquire through the exercise of presently exercisable stock options, and 2,500 restricted shares of Common Stock over which Mr. Osborne does not have investment power until such shares vest.
(9)	Amount includes 2,500 restricted shares of Common Stock over which Mr. Wheat does not have investment power until such shares vest.
(10)	Based on Amendment No. 1 to Schedule 13D filed with the SEC on March 9, 2010 by Arthur D. Lipson, Western Investment LLC, Western Investment Hedged Partners LP, Western Investment Institutional Partners LLC and Western Investment Total Return Partners LP. As of the close of business on March 8, 2010, the amount reflects 25,000 shares of Common Stock owned by Arthur D. Lipson, 62,501 shares of Common Stock owned by Western Investment Hedged Partners LP, 835,893 shares of Common Stock and 142,001 shares of Series D Preferred Stock owned by Western Investment Institutional Partners LLC, and 16,237 shares of Common Stock owned by Western Investment Total Return Partners LP. Western Investment LLC has sole voting and investment power over the security holdings of Western Investment Hedged Partners LP, Western Investment Institutional Partners LLC and Western Investment Total Return Partners LP, and Mr. Lipson, in his role as the managing member of Western Investment LLC, controls Western Investment LLC’s voting and investment decisions.
(11)	Based on a Company inquiry, as of December 31, 2009, each of Rockwood Partners, L.P., Rockwood Asset Management, Inc., Demeter Asset Management, Inc. and Jay Buck has shared power to vote and dispose of 108,300 shares of Common Stock and 220,100 shares of Series D Preferred Stock. Rockwood Asset Management, Inc. is the general partner of Rockwood Partners, L.P., an investment limited partnership that owns all of the shares reported. Demeter Asset Management, Inc. provides investment management services to Rockwood Partners, L.P., and Mr. Buck is the owner of both Rockwood Asset Management, Inc. and Demeter Asset Management, Inc.
(12)	Based on a Schedule 13G filed with the SEC on February 12, 2010 by Wellington Management Company, LLP, which has shared voting power over 1,273,029 shares of Common Stock and shared investment power over 1,329,029 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, executive officers and controller, and any persons who own more than 10% of the outstanding shares of Common Stock or Series D Preferred Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock and Series D Preferred Stock. Our directors, executive officers and controller are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Generally, we will prepare all Section 16(a) filings with the SEC for our directors, executive officers and controller. Based solely on review of the copies of such reports filed with the SEC and written representations from our directors, executive officers and controller that no other reports were required, we believe that our directors, executive officers and controller complied with all such reporting requirements during 2009 with the following exceptions: Mr. Childress filed a Form 3 late in connection with his becoming Controller of the Company and filed one Form 4 late reporting four transactions in our Common Stock and/or Series D Preferred

Stock; Mr. Benedetti filed one Form 4 late reporting four transactions in our Common Stock; Mr. Akin filed one Form 4 late reporting two transactions in our Common Stock; and Jay Buck, who served as a strategic advisor to the Company through April 7, 2009, filed two Form 4s late reporting a total of three transactions in our Common Stock.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors, which is composed of the non-employee directors listed below, is responsible for the development, oversight and implementation of our compensation program for our executive officers. In carrying out its responsibilities, the Compensation Committee annually reviews and establishes the compensation of our executive officers, including annual salary levels and bonuses to be paid. The Compensation Committee also makes recommendations to the Board of Directors regarding the issuance of stock incentive awards, if any, to the executive officers and other compensation related matters.

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner to promote our growth and profitability and advance the interests of our shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and the Company’s performance in achieving our goals and objectives. The Compensation Committee seeks to provide a mix of compensation that will align the short- and long-term interests of our executive officers with that of our shareholders.

A discussion of the principles, objectives, components and determinations of the Compensation Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Compensation Committee regarding the compensation of our named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Barry Igdaloff, Chairman

Leon A. Felman

Daniel K. Osborne

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any member of the Compensation Committee.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation programs offered to our executive officers. The Compensation Committee of the Board is responsible for the administration of our compensation plans, policies and programs and for all decisions relating to the compensation of our executive officers which include the chief executive officer, chief investment officer and chief financial/operating officer.

The Compensation Committee reviews and establishes the salary and other compensation of our executive officers and provides oversight of our compensation programs. The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors.

Information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included under the captions “Corporate Governance and the Board of Directors – Committees of the Board – Compensation Committee” and “– Directors’ Compensation.”

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability and advance the interests of our shareholders. The Compensation Committee understands that the specialized nature and complexities of the Company’s investment activities and REIT structure require individuals with unique skills and experience. The Committee strives to establish competitive compensation packages which strike a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. Further, it is the intent of the Compensation Committee, and executive management, that this compensation philosophy be applied throughout the organization and that the types of compensation and benefits described herein provided to the executive officers be provided in similar fashion to all other employees.

Executive Compensation Principles

Our executive compensation program for 2009 consisted of base salaries, the potential for annual incentive payments in the form of cash bonuses, the potential for annual incentive payments of restricted stock for certain minimum levels of capital raising activities, and the potential for long-term equity incentives in the form of restricted stock grants. These components of executive compensation are used together in an attempt to strike an appropriate balance between cash and stock-based compensation and between short-term and long-term incentives. We expect a meaningful portion of an executive officer’s total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation and protection of shareholder value. We believe that short-term annual cash compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our financial performance, and for operations for which the executive officer is personally responsible and accountable. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term corporate performance and an increase in shareholder value. Under our compensation approach, performance that exceeds identified goals results in increased total compensation, and performance that falls below identified goals results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility. This differentiation in compensation is achieved through higher base salaries for higher responsibilities and higher bonuses which are based on base salaries. For example, Mr. Akin’s base salary in 2009 was $300,000, and his annual ROAE bonus percentage was 105% of his base salary. Mr. Boston’s base salary in 2009 was $275,000, and his maximum annual ROAE bonus percentage was 105% of his base salary. Mr. Benedetti’s salary was $236,000 and his maximum annual ROAE bonus percentage was also 105% of his base salary.

We presently do not have a policy for adjustment or recovery of payments and awards made to our executive officers in the event that our financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment.

Beginning in 2010, the Compensation Committee has modified its approach to compensation with respect to capital raising activities and has eliminated the Company’s Capital Bonus Pool program (as defined and discussed below). Instead, compensation with respect to capital raising activities of the Company will be included as a component of the Return on Adjusted Equity (“ROAE”) Bonus Program (as also discussed below) and will not include any minimum requirement for raising capital. Additionally, the determination of awards will be more discretionary on the part of the Compensation Committee and based on whether the capital is raised in 2010 as determined by the Compensation Committee. The Compensation Committee modified its approach to this portion of executive compensation in response to concerns raised by shareholders during 2009.

How Executive Pay Levels are Determined

The Compensation Committee annually reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors. The Committee expects to periodically solicit third party reviews of our compensation programs, though it has not solicited such a review in recent years.

All executive officer compensation for 2009 was established by the Committee. Mr. Akin recommended setting base salaries for executive management and in that capacity consulted with Messrs. Benedetti and Boston regarding their compensation. Messrs. Benedetti and Boston did not participate in determining compensation for our executive officers other than to provide the committee with their perspectives on salary and bonus requirements, as well as their views on our success during the calendar year in achieving our goals and objectives set forth at the beginning of the calendar year. Mr. Akin assisted the Committee in assessing the achievement of organizational goals for 2009.

In determining the compensation of our executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	Historical cash and equity compensation levels

•	The financial performance of the Company, as determined quantitatively in the ROAE Bonus Program

•	The operating performance of the Company, as qualitatively determined by the Committee as a component of the ROAE Bonus Program

•	The capital raising performance of the Company, as determined quantitatively for 2009 in the Capital Bonus Pool program (which program has been eliminated for in 2010)

•	Comparative industry and market data, if deemed necessary

With respect to comparative industry data, the Compensation Committee may review executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee, with assistance from the executive officers. The peer group used for comparison purposes may change from year to year, but focuses principally on public companies in the financial services industry that have a similar business to ours or are similar to our Company in complexity, and companies with similar market capitalizations and other characteristics.

In connection with establishing executive officer compensation for 2009, management prepared an informal analysis of the compensation structures of a peer group of several public companies consisting of Annaly Capital Management, Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, MFA Financial, Inc. and Redwood Trust, Inc. for the Committee’s reference. No third-party compensation consultant was retained by the Compensation Committee or management for evaluating executive compensation.

In general, our executive officers’ overall compensation packages are lower than those of the companies in the peer group listed above for similarly situated officers. However, the Committee viewed the level of executive officer compensation as adequate given our size versus the activities and size of other companies reviewed for 2009.

The Committee noted that one of the primary objectives for 2009 was raising additional equity capital. Therefore, on the recommendation of management, for 2009, the Compensation Committee and Board approved the formation of a bonus pool (the “Capital Bonus Pool”) which was based on the amount of equity capital raised by us during the year. The Capital Bonus Pool amount for 2009 was equal to 1% of the amount of equity capital raised subject to a minimum $50 million in capital raised, and was to be paid to the executive officers in the form of restricted stock vesting on the second anniversary date of the grant. The Company did not reach the minimum $50 million of capital raised in 2009 and therefore no Capital Bonus Pool amount was funded in 2009.

Components of Executive Compensation

The elements of our compensation program for 2009 included base salary, annual bonus compensation and consideration of long-term incentives through stock-based awards under our 2009 Stock and Incentive Plan, all of which are consistent with our compensation program in prior years. We provide certain retirement benefits through our 401(k) Savings Plan and our non-qualified 401(k) Overflow Plan, although the 401(k) Overflow Plan is not currently active. We also provide health and welfare benefits that include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the three principal components of executive compensation is designed to reward and provide incentives to the executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by each of the named executive officers during 2009 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary. Our base salary philosophy is to provide reasonable current income to our executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee establishes the annual salary for executive officers. In establishing salaries, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense, particularly relative to our size and equity capital base.

Mr. Akin’s annual salary for 2009 was $300,000, Mr. Boston’s was $275,000 and Mr. Benedetti’s was $236,000. The annual salary for our executive officers was unchanged from 2008. The Compensation Committee did not give our executive officers an increase in salary for 2009 in an attempt to manage our overall compensation costs. In addition, the Committee felt that the potential cash compensation available to executive officers for 2009, including their potential for cash bonus payments, was competitive for a company our size.

Annual Bonuses. Messrs. Akin, Boston and Benedetti were participants in the ROAE Bonus Program in 2009. The ROAE bonus is based in part on the return earned on adjusted common equity and in part on certain qualitative objectives determined by the Compensation Committee. The Compensation Committee believes the structure of the ROAE Bonus Program aligns management compensation with shareholder returns. The Compensation Committee evaluated various measures and factors of performance in developing the structure of the ROAE Bonus Program and, in its view, ROAE was determined to be a strong indicator of our overall performance and value creation for shareholders. In addition, the ROAE Bonus Program structure provides the Compensation Committee with considerable discretion to establish incentive compensation levels in a manner consistent with its overall compensation philosophy and objectives. Under the ROAE Bonus Program, the bonus paid is increased by 5% for the portion of the bonus that the executive elects to receive in Common Stock of the Company instead of cash.

There are two components of the ROAE Bonus Program each bearing a weight of 50%. The first component is based on the Company’s return on adjusted common equity which is determined as the Company’s net income for the calendar year determined in accordance with generally accepted accounting principles, adjusted for any non-recurring extraordinary items as determined by the Compensation Committee in its sole discretion, plus the amount of the ROAE bonus expense, divided by average common shareholder equity excluding unrealized gains and losses, and adjusted for any equity capital that is raised until such time the capital is deployed. Based on the actual ROAE computed, each of the executive officers could earn a bonus equal to the product of 50% of the salary paid during the year and one of the following percentages: (i) 25% if the ROAE for the year is greater than 6%; or (ii) 50% if the ROAE for the year is greater than 8%; or (iii) 75% if the ROAE for the year is greater than 10%; or (iv) 100% if the ROAE for the year is greater than 12%.

The second component of the ROAE Bonus Program is equal to 50% of the executive’s salary and is based on certain qualitative factors determined in the sole discretion of the Compensation Committee. The Compensation Committee reviewed a number of different non-quantitative factors in its analysis such as the success of the Company in growing its book value per common share, its success in generating a competitive total return for our shareholders, increasing the Company’s visibility in the investment community, meeting certain portfolio investment objectives including investing in commercial mortgage backed securities (“CMBS”), and continuing to improve on operational aspects of the Company. The Compensation Committee did not assign specific weightings to these factors, intending them to be somewhat flexible given the dynamic nature of our industry and our investment strategy.

The Company’s ROAE earned for 2009 was 13.9% as determined by the Compensation Committee, resulting in Messrs. Akin, Boston and Benedetti earning 100% of that portion of the ROAE bonus. The ROAE of 13.9% was determined by adding back accrued ROAE bonus expense to net income for the fiscal year ended December 31, 2009, and adding items related to the Company’s investment in its Joint Venture and its subsequent purchase as such items were deemed unusual by the Committee,, and dividing that sum by the average common equity of the Company during the period excluding unrealized gains and losses, and adjusted for common equity capital that was raised until such time the capital was deployed. The qualitative factors were the same for each of the executive officers for 2009, and the Compensation Committee, determined that they had met the major objectives for the Company during 2009, resulting in Messrs. Akin, Boston and Benedetti earning 100% of that portion of the ROAE bonus. These major objectives included raising equity capital for the Company during the year, increasing investor awareness in the Company, increasing the book value of the Company by $1.00 per common share, maintaining the profitability of the investment portfolio, successfully redeeming and refinancing certain CMBS at a significant economic benefit to the Company, and the continued enhancement of the Company’s overall investment process.

In March 2010, based on its evaluation of the Company’s return on adjusted equity for 2009 and the level of achievement with respect to the qualitative factors, the Compensation Committee approved bonus awards for Messrs. Akin, Boston and Benedetti of $300,000, $275,000 and $236,000, respectively, under the ROAE Bonus Program. Such amounts equated to 100% of the base salary for each of our executive officers. As permitted by the terms of the ROAE Bonus Program, Mr. Akin and Mr. Benedetti chose to receive 64% and 29%, respectively, of their ROAE bonus amounts in unrestricted shares of the Company’s Common Stock. These shares were issued under the 2009 Stock and Incentive Plan on March 15, 2010, with the number of shares determined by increasing multiplying the cash amount of the selected portion by 5% and dividing that amount by the closing price of the Company’s Common Stock on that day. The Compensation Committee also awarded Mr. Boston an additional discretionary cash bonus award of $50,000 for his significant contribution to the Company’s successes in 2009. The Committee felt that Mr. Boston’s efforts with respect to certain investment opportunities, such as the redemption and refinance of CMBS, and the progress made with respect to continuing to enhance the Company’s investment process, warranted an additional bonus. The Committee also felt that Mr. Boston’s total compensation should be higher to be more competitive for an executive officer with his responsibilities.

In 2009, the Compensation Committee also approved the Capital Bonus Pool. The Capital Bonus Pool was designed to compensate executive management for equity capital raising activities during 2009. The Compensation Committee felt that raising capital was an important focus for management in 2009. The amount of the Capital Bonus Pool was based on the amount of equity capital raised by us during 2009, and was to equal 1% of the amount of equity capital raised subject to a minimum $50 million in capital raised. In light of challenging equity markets and given that no amounts were earned under the Capital Bonus Pool for 2008, the Compensation Committee determined that the prior year’s minimum threshold requirement of $100 million was no longer appropriate and instead established a minimum threshold requirement of $50 million for 2009. Any amounts earned under this Capital Bonus Pool would be allocated to executive management based on recommendations by Mr. Akin and as approved by the Committee. As we did not meet the minimum threshold requirement for raising capital in 2009, there were no amounts in the Capital Bonus Pool to allocate to executive management.

The Committee has determined that the Capital Bonus Pool will be discontinued for 2010. Instead, the Compensation Committee intends to amend the ROAE Bonus Program to pay up to 200% of a participant’s salary, with half of this amount (equal to 100% of the participant’s salary) being based on the success of the Company’s capital raising efforts for 2010.

The Compensation Committee may also consider the award of individual bonus amounts to executive officers outside of the ROAE Bonus Program or Capital Bonus Pool. Such bonus amounts are discretionary, and would be predicated on achievement of extraordinary individual or corporate results, such as the bonus paid to Mr. Boston for 2009 performance.

Long-Term Equity Incentives. The Compensation Committee may provide equity incentives to executive officers through long-term awards. Long-term equity incentives historically have been made available to executive officers in the form of either restricted stock or stock appreciation rights payable in cash only. The goal of the Compensation Committee in granting equity incentives is to directly link an executive’s compensation opportunities with shareholder value creation. Stock appreciation rights require stock price appreciation in order for executive officers to realize any benefit, and thus directly align executive and shareholder interests. The Committee believes that restricted stock on the other hand, will further align the executive officers’ interests with those of the shareholders, while providing an incentive to executive officers to remain employed with us for a required period of years.

The Compensation Committee uses multiyear vesting of equity incentive awards. Multiyear vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards. Recent awards of stock appreciation rights have four-year vesting periods, with a seven-year term. Recent awards of restricted stock have generally vested over a four-year period. Equity incentive awards are currently made pursuant to our 2009 Stock and Incentive Plan.

The Compensation Committee has not made long-term incentive awards to executive officers since 2008. The Compensation Committee felt that given the Company’s smaller size and higher general and administrative costs as a percentage of equity and assets, in order to manage the overall compensation cost of the Company, it would not grant any long-term incentive awards to executive officers in 2009. The Committee believes that management is already appropriately focused on the long-term performance of the Company, particularly given Mr. Akin’s substantial equity position in the Company. The Compensation Committee reviews annually whether to award additional long-term incentive awards to executive officers.

Timing of Long-Term Incentive Awards. We are aware that the release of our quarterly financial results may have an impact on the market price of our Common Stock, and therefore the value of the restricted stock and stock appreciation rights awarded to our executive officers, as well as stock option grants awarded to directors, depending on whether the information is favorable or unfavorable. Our general practice with respect to the timing of long-term incentive awards to our executive officers and senior management has been to approve grants of stock appreciation rights and grants of restricted stock to executive officers once each year in December. The grants are effective as of the close of business on the first official business day in January of the following year. The approval date and grant date are slightly different as it has generally been our policy to price the grant on the first business day of the new calendar year to avoid possible pricing issues with respect to our Common Stock that may occur in December (for example, a lower price on the Common Stock as a result of tax loss selling) and to avoid any potential issues with respect to the announcement of our quarterly and annual results. No equity awards were granted to executive officers as executive compensation for 2009.

Directors receive annual grants of restricted stock or stock options in connection with the annual meeting of shareholders, generally in May or June of each year. The grants of stock options were based on 110% of the closing price of our Common Stock on the first Friday following the annual meeting. Beginning in 2009, the non-employee directors receive annually a grant of 2,500 shares of restricted Common Stock, which shares vest at the end of one year. No stock options were granted to the directors in 2009, and it is not anticipated that stock options will be granted for the foreseeable future.

In the case of grants to our directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make equity grants and that a consistent application of our equity granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The equity awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our Common Stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options or stock appreciation rights based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select a price based on a period before, after or surrounding the grant date. All stock incentive awards granted to executives are granted at the closing price of our Common Stock on the effective date of grant.

Retirement Plans. We provide additional compensation to our executive officers through various plans which are also available to some or all of our other employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components described above.

We have a 401(k) Savings Plan for all of our employees. The 401(k) Savings Plan allows eligible employees to defer up to 25% of their income on a pretax basis. We match on a dollar-for-dollar basis up to 6% of an employee’s eligible compensation, subject to limitations imposed by the Internal Revenue Code. We also have a non-qualified 401(k) Overflow Savings Plan where employees who maximized their contributions to the 401(k) Savings Plan could contribute amounts on an after-tax basis. However, the 401(k) Overflow Plan is currently inactive.

Employment Agreements and Severance Agreements. With respect to our executive officers, we entered into a new employment agreement with Mr. Akin effective on March 1, 2010 which is substantially similar to his previous employment agreement that expired in accordance with its terms on February 5, 2010. The new employment agreement provides for Mr. Akin’s continued employment as the Chief Executive Officer of the Company for a term through March 1, 2011. Effective on July 31, 2009 we entered into an employment agreement with Mr. Boston. We have previously entered into a severance agreement with Mr. Benedetti, which was amended in December 2008 to comply with the timing and form of payment requirements of Section 409A of the Internal Revenue Code. As used below, the terms “cause,” “change in control,” and “good reason” have the respective meanings set forth in the applicable employment or severance agreement.

Mr. Akin. Mr. Akin’s new employment agreement provides for an annual base salary of $300,000, subject to annual review by the Board of Directors with the Board being able to increase (but not decrease) the base salary based on Mr. Akin’s performance in accordance with the Company’s regular policies and procedures. Mr. Akin’s agreement provides that the portion of his base salary not attributable to tax withholdings or deductions be paid in shares of unrestricted Common Stock and not cash unless the Company and Mr. Akin agree otherwise. Mr. Akin’s salary under this agreement will begin to be paid in shares of unrestricted Common Stock at the end of March 2010. The agreement provides for his participation in the ROAE Bonus Program (which in 2009 meant he was eligible for a bonus up to 105% of his salary paid and for 2010 is expected to be eligible for up to 210% of his base salary as discussed above) and for his participation in any other incentive or bonus programs for executives. The Compensation Committee felt Mr. Akin’s compensation is appropriate based on his responsibilities as Chief Executive Officer and as Chairman of the Board. Under his employment agreement, Mr. Akin is entitled to the same benefits as other employees under our 401(k) Savings Plan, and is entitled to participate in our health, dental and vision plans and various insurance plans, including disability and life insurance, to the same extent as other employees should he so elect. Under the employment agreement, if Mr. Akin is terminated for any reason, he is entitled to payment of his base salary through the date of his termination (to the extent not previously paid), reimbursement for any business expenses incurred by Mr. Akin prior to his termination and payment for any vacation time accrued by him as of the date of his termination. Further, unless Mr. Akin is terminated for “cause” and subject to certain limitations, if he executes a general release in connection with his termination he will also be entitled to the following: (1) the pro-rated portion of the payment ROAE Bonus Program that would have been payable to him based on the achievement by the Company of performance goals for that portion of time during the calendar year of the Company that he was employed, payable at the time such bonus would have otherwise been paid; and (2) any incentive stock awards awarded to him prior to his termination will become immediately 100% vested and exercisable. Under the employment agreement, other than in his role as managing general partner of Talkot Capital LLC, Mr. Akin agrees not to be employed by, render services for, engage in business with or serve as an agent or consultant to any entity other than the Company. The employment agreement also provides for confidentiality obligations during and following Mr. Akin’s employment and includes noncompetition and nonsolicitation provisions that are effective during, and for one year following termination of, his employment. If Mr. Akin breaches any of his confidentiality, noncompetition or nonsolicitation obligations, he will forfeit any unpaid amounts or benefits and be obligated to repay certain amounts or benefits.

Mr. Boston. Mr. Boston’s employment agreement provides for his employment as the Chief Investment Officer of the Company, with a term through March 31, 2010. The agreement will renew automatically for successive one-year terms, unless either the Company or Mr. Boston gives written notice of non-renewal at least 90 days prior to expiration of the then-current term of the agreement. Mr. Boston’s employment agreement provides for an initial annual base salary of $275,000 and annual cash incentive payments in the form of discretionary annual bonuses and long-term equity incentives in the form of restricted stock. The agreement provides for his participation in the ROAE Bonus Program (which in 2009 meant he was eligible for a bonus up to 105% of his salary paid and for 2010 is expected to be eligible for up to 210% of his base salary as discussed above). Mr. Boston was also eligible to participate in the 2009 Capital Bonus Pool. The Compensation Committee felt Mr. Boston’s compensation for 2009 was appropriate based on his responsibilities as Chief Investment Officer. Under his employment agreement, Mr. Boston is entitled to participate in the employee and executive benefit plans and programs implemented by the Company in which other senior executives of the Company are eligible to participate, including life, medical, dental, accidental and disability insurance plans and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans. Mr. Boston is also eligible to participate in the Company’s 401(k) Savings Plan, and the Company will match Mr. Boston’s contributions to the plan in accordance with the plan’s terms. Under the agreement, Mr. Boston will also be provided with a cell phone and personal data assistant for his use, and the Company will pay for any business-related usage fees for such items. Mr. Boston’s employment agreement provides generally that a lump sum payment will be made to him under certain circumstances upon his termination of employment with us. These circumstances include the termination of employment by Mr. Boston for “good reason”, which includes, among other things, termination after a “change in control,” or the termination of his employment by the Company without “cause”. In such events, Mr. Boston will have the right to receive a lump sum payment equal to the sum of (i) his base salary through the date of his termination (to the extent not previously paid), reimbursement for any unreimbursed business expenses incurred by him prior to his termination and payment for any vacation time accrued by him but unused as of the date of his termination, together with a portion of certain amounts payable under the ROAE Bonus Program and, until the Capital Bonus Pool was discontinued, under the Capital Bonus Pool, (ii) the equivalent of his then current annual base salary multiplied by 2.99 and (iii) any other amounts or benefits Mr. Boston is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. Mr. Boston also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to him if he terminates his employment for good reason or if he is terminated without cause. Finally, in such events, the Company is obligated to provide continued coverage to Mr. Boston at its expense under the Company’s medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances.

Mr. Boston’s employment agreement provides for confidentiality obligations during and following Mr. Boston’s employment and includes noncompetition provisions that are effective during, and for 90 days following, his employment and nonsolicitation provisions that are effective during, and for six months following, his employment.

In all circumstances, any amounts paid by the Company pursuant to Mr. Boston’s employment agreement will be limited to the maximum amount deductible under Section 280G of the Internal Revenue Code (and any successor provision). See further discussion under “Potential Payments Upon Termination or Change in Control” below.

Mr. Benedetti. The terms of Mr. Benedetti’s severance agreement provide generally that a lump sum payment will be made to Mr. Benedetti under certain circumstances upon his termination of employment with us. These circumstances include the termination of employment by Mr. Benedetti for “good reason”, which includes termination after a “change in control,” or the termination of his employment by the Company without “cause”. In such events, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) his base salary and bonus, if any, that has accrued but has not been paid, (ii) the equivalent of his annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company pro-rated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. Mr. Benedetti also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to him if he terminates his employment for good reason or if he is terminated without cause. Finally, in such events, the Company is obligated to provide continued coverage to Mr. Benedetti at its expense under the Company’s medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances.

If Mr. Benedetti’s employment is terminated for “cause”, the Company will only be obligated to pay to Mr. Benedetti (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, (iii) the amount of any compensation previously deferred by Mr. Benedetti, and (iv) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

If Mr. Benedetti voluntarily terminates his employment for other than “good reason”, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

In all circumstances, any amounts paid by the Company pursuant to the severance agreement will be limited to the maximum amount deductible under Section 280G of the Internal Revenue Code (and any successor provision). See further discussion under “Potential Payments Upon Termination or Change in Control” below.

Annual Compensation of Executive Officers

Compensation for our executive officers is administered under the direction of our Compensation Committee. In the tables and discussion below, we summarize the compensation earned during 2009 and 2008 by Messrs. Akin, Benedetti, and Boston. Mr. Benedetti was our only executive officer in 2007. During 2009, the Company had no other executive officers.

Summary Compensation Table for 2009 *

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Options Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (3)	Total ($)
Thomas B. Akin Chairman and Chief Executive Officer	2009 2008	300,000 277,429	— —	— —	— 2,513	309,531 203,125	1,032 —	610,563 483,067

Stephen J. Benedetti Executive Vice President, Chief Operating Officer and Chief Financial Officer	2009 2008 2007	236,000 236,000 236,000	— 177,000 106,000	— 88,000 —	— — 67,643	239,371 — —	16,835 14,135 13,920	492,206 515,135 423,563

Byron L. Boston Chief Investment Officer	2009 2008	275,000 239,864	50,000 189,063	— —	— —	275,000 —	4,677 —	604,677 428,927

*	The column for “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because it is not applicable.
(1)

Amounts earned for 2009 performance under the ROAE Bonus Program for Messrs. Akin, Benedetti, and Boston are reported as “Non-Equity Incentive Plan Compensation” as they were formal participants in the ROAE Bonus Program in 2009, and in the case of Mr. Akin and Mr. Benedetti reflect a 5% increase in the amount earned under the plan with respect to the portion of the bonus award they elected in March 2010 to receive in unrestricted shares of the Company’s Common Stock in lieu of cash. The amount earned for 2009 performance for Mr. Boston of $50,000 included under the “Bonus” column above was a discretionary bonus award based on Mr. Boston’s performance during the year and was not awarded pursuant to the ROAE Bonus Program. Amounts earned for 2008 performance for Messrs. Benedetti and Boston are reported under the “Bonus” column, because they were not formal participants in the ROAE Bonus Program for 2008. All amounts reported were earned in the year reported and paid to the executive officers in March of the following year.

(2)

The amounts in this column represent the aggregate grant date fair value of stock (under the column “Stock Awards”) and stock appreciation rights (under the column “Option Awards”) granted to the executive officers in 2009, 2008 and 2007, respectively, under the Company’s 2004 Stock Incentive Plan, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2010.

(3)

Amount for 2009 for Mr. Akin consisted of group term life insurance premiums in the amount of $1,032; amount for 2009 for Mr. Benedetti consisted of matching contributions to the Company’s 401(k) Savings Plan in the amount of $16,500 and group term life insurance premiums in the amount of $335; amount for 2009 for Mr. Boston consisted of matching contributions to the Company’s 401(k) Savings Plan in the amount of $4,125 and group term life insurance premiums in the amount of $552.

All compensation that we have paid to Messrs. Akin, Benedetti, and Boston has been determined as described above in our “Compensation Discussion and Analysis” section.

The following table contains information concerning grants of plan-based incentive awards, restricted stock, and stock options to the named executive officers during the fiscal year ended December 31, 2009.

Grants of Plan-Based Awards for 2009*

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)
Thomas B. Akin	—	—	—	315,000	—	—	—	—

Stephen J. Benedetti	—	—	—	247,800	—	—	—	—

Byron L. Boston	—	—	—	288,750	—	—	—	—

*	Columns for “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted because they are not applicable.
(1)

Reflects maximum amount, equal to 105% of the salary paid for 2009, that the executive officers could earn for 2009 under the ROAE Bonus Program, which includes a 5% increase to the extent the executive elects at payment time to receive any portion of the bonus award earned in unrestricted shares of the Company’s Common Stock in lieu of cash.

(2)

There is no threshold or target amount under the ROAE Bonus Program. The actual amount earned by Messrs. Akin, Benedetti, and Boston for 2009 under the ROAE Bonus Program is reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 25.

Holdings of Stock-Based Awards

The table below presents information regarding options, stock appreciation rights and restricted stock held by each of our named executive officers as of December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End*

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (4) ($)
Thomas B. Akin (1)	5,000 5,000 5,000 5,000	— — — —	9.81 9.02 7.43 8.46	5-16-13 5-25-12 6-16-11 6-17-10	— — — —		— — — —

Stephen J. Benedetti	18,750 25,000 60,000	6,250 — —	7.06 6.61 7.81	12-31-13 12-31-12 12-31-11	4,875 — —	(3)	42,559 — —

Byron L. Boston	—	—	—	—	—		—

*	The columns for “Equity Incentive Plan Awards” have been omitted because they are not applicable.
(1)	The options held by Mr. Akin were granted to him as director compensation and were fully vested on the date of grant.
(2)

For Mr. Benedetti, these represent stock appreciation rights as of December 31, 2009 held by him. Each of the stock appreciation rights awards has a seven-year term and vests ratably over a four-year period based on the anniversary date of the grant (generally at the close of the first business day of the subsequent calendar year).

(3)	These restricted shares were granted in 2008 to Mr. Benedetti under the Company’s 2004 Stock Incentive Plan and vest 25% on each of February 4, 2009, 2010, 2011 and 2012.
(4)	The amounts in this column represent the fair market value of the restricted stock as of December 31, 2009. The closing price of the Company’s Common Stock was $8.73 on that date.

Option Exercises and Stock Vested

No options or stock appreciation rights were exercised by any of the named executive officers during 2009. The table below presents information regarding restricted stock held by our named executive officers that vested during 2009.

Stock Vested in 2009*

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Thomas B. Akin	—	—

Stephen J. Benedetti	1,625	11,424

Byron L. Boston	—	—

*	The columns for “Option Awards” have been omitted because they are not applicable.
(1)	Represents the closing price ($7.03) of the Company’s Common Stock on the date of vesting (February 4, 2009) times the number of shares that vested.

401(k) Overflow Plan

Historically, certain executives, including Mr. Benedetti, were eligible to defer salary and portions of bonus awards pursuant to the Company’s 401(k) Overflow Plan, in excess of deferral limits on the Company’s 401(k) Savings Plan. Beginning in 2004, no new contributions have occurred under the 401(k) Overflow Plan. Mr. Benedetti is the only named executive officer with an account balance under the plan.

The following table provides information regarding our named executive officers’ participation in the Company’s 401(k) Overflow Plan.

Nonqualified Deferred Compensation for 2009

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Thomas B. Akin	—	—	—	—	—

Stephen J. Benedetti	—	—	20,618	—	104,496

Byron L. Boston	—	—	—	—	—

(1)	Mr. Benedetti did not make any contributions to the 401(k) Overflow Plan during 2009.
(2)	The aggregate balance for Mr. Benedetti includes $83,877.86, which was reported as compensation in the Company’s Summary Compensation Table in prior years.

Other Compensation

We do not offer any pension benefit plans or deferred compensation plans to our executive officers or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination or Change-in-Control

As discussed above, we have employment agreements with Mr. Akin and Mr. Boston and a severance agreement with Mr. Benedetti. As described below, these agreements provide our executive officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment or a change in control of the Company. As used below, the terms “cause,” “change in control,” and “good reason” have the respective meanings set forth in the applicable employment or severance agreement.

Mr. Akin. Both the previous and the current employment agreements for Mr. Akin provide for an annual base salary of not less than $300,000. In addition, Mr. Akin is eligible to participate with Messrs. Boston and Benedetti in the ROAE Bonus Program at up to 100% of his annual salary and, until it was discontinued, the Capital Bonus Pool, which was based on the amount of capital raised during the year. Specific information regarding the ROAE Bonus Program and the Capital Bonus Pool is provided under “Compensation Discussion and Analysis—Elements of Executive Compensation” of this Executive Compensation section of this Proxy Statement. As discussed above, Mr. Akin’s previous employment agreement expired in accordance with its terms on February 5, 2010 and was replaced effective March 2, 2010 by a new employment agreement which is substantially similar to the previous agreement.

Under Mr. Akin’s previous employment agreement in effect on December 31, 2009, upon any termination by the Company or by him, he would have a right to receive a lump sum equal to his accrued base salary through the date of termination, any unreimbursed expenses and accrued vacation time and, if he signs a release and is not terminated for “cause,” then he would also receive a pro-rated ROAE bonus based on year-to-date performance paid at the normal time under the ROAE Bonus Program, a portion of any Capital Bonus Pool payment due for any determination date prior to his termination of employment and accelerated vesting of any other incentive awards. If Mr. Akin had been terminated or if he had terminated his employment effective December 31, 2009, he would have received only his accrued base salary, unreimbursed expenses and accrued vacation. If effective December 31, 2009, Mr. Akin had signed a release and not been terminated for “cause,” he would have also received the $300,000 ROAE Bonus Program payment awarded him for 2009 but would not have been paid any additional salary (other than accrued base salary, unreimbursed expenses and accrued vacation). In either case, he would not have received any bonus payment under the Capital Bonus Pool because no payments were made for 2009 under that bonus program. There are no additional values related to accelerated vesting of his stock options because Mr. Akin’s options were already fully vested.

Mr. Boston. The employment agreement for Mr. Boston provides for an annual base salary of not less than $275,000. In addition, Mr. Boston is eligible to participate with Messrs. Akin and Benedetti in the ROAE Bonus Program at up to 100% of his annual salary and, until it was discontinued in 2010, the Capital Bonus Pool, which was based on the amount of capital raised during the year. Specific information regarding the ROAE Bonus Program and the Capital Bonus Pool is provided under “Compensation Discussion and Analysis—Components of Elements of Executive Compensation” of this Executive Compensation section of this Proxy Statement. As discussed above, Mr. Boston’s employment agreement provides for a term through March 31, 2010 and will renew automatically for successive one-year terms, unless either the Company or Mr. Boston gives written notice of non-renewal at least 90 days prior to expiration of the then-current term of the agreement.

Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Boston is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a “change in control” involving the Company. Under Mr. Boston’s employment agreement, the occurrence of a “change in control” is included in the definition of “good reason.”

•

Without Cause or For Good Reason. If Mr. Boston’s employment is terminated by us without “cause” (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for “good reason,” he will be entitled to receive a lump sum payment in cash equal to the aggregate of the amounts under items (1) through (4) below, and will receive the benefits listed in items (5) through (9) as follows: (1) his base salary through the date of his termination, to the extent not previously paid; (2) reimbursement of any unreimbursed business expenses incurred by him prior to his termination; (3) payment for any vacation time accrued by him but unused as of the date of his termination; (4) an amount equal to his annual base salary on the day prior to the date of his termination multiplied by 2.99; (5) the pro-rata portion of the ROAE Bonus Program payment that would have been payable to him based on the achievement by the Company of performance goals for that portion of time during the calendar year of the Company that he was employed (the “Pro-Rata ROAE Bonus”), payable at the time such bonus would have otherwise been paid; (6) until the Capital Bonus Pool was discontinued in 2010, the portion of the Capital Bonus Pool due to him for a Determination Date (as defined in the Capital Bonus Pool governing document) that precedes the date of his termination (the “Unpaid Capital Bonus”); (7) any incentive stock awards such as stock options awarded to him prior to his termination will become immediately 100% vested and exercisable; (8) subject to certain limitations, continued coverage under the Company’s medical plans for Mr. Boston and his dependents covered under such plans for a period of one year from the date of his termination; and (9) to the extent not paid prior to his termination, the Company will pay or provide him with any other amounts or benefits required to be paid or provided or which he is eligible to receive under any plan, program, policy or practice or contract or agreement with the Company. In the event that Mr. Boston’s employment with us was terminated on December 31, 2009 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $1,097,250. Also, the cost to the Company of providing continued benefits for 12 months would have been approximately $31,406. Mr. Boston did not have any equity awards outstanding on December 31, 2009.

•

Without Good Reason, With Cause, Death or Disability. If Mr. Boston’s employment is terminated by him without “good reason,” by us for “cause,” or because of his death or disability, he will be entitled only to receive a lump sum payment in cash equal to the aggregate of the following amounts: (1) his base salary through the date of his termination, to the extent not previously paid; (2) reimbursement of any unreimbursed business expenses incurred by him prior to his termination; and (3) payment for any vacation time accrued by him but unused as of the date of his termination. Further, should Mr. Boston’s employment be terminated upon his death or because of his disability, the Company will pay to him (or his estate in the event of his death), the Pro-Rata ROAE Bonus and, until the Capital Bonus Pool was discontinued, Unpaid Capital Bonus, if any, in one lump sum payment on the date such bonus would have otherwise been paid for the calendar year of the Company that includes the date of his termination. In the event that Mr. Boston’s employment with us was terminated for any of these reasons on December 31, 2009, he would have been entitled to receive from us a payment estimated to be $275,000.

Mr. Boston’s employment agreement provides that it is intended that any payments made to Mr. Boston under the agreement and under any other plan, agreement or arrangement maintained by the Company shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code (or any successor provision). If the Company’s auditors determine that any payment or distribution to be made to Mr. Boston under the agreement would be nondeductible by the Company under Section 280G of the Code, then the amounts payable or distributable under the agreement will be reduced to the maximum amount which may be paid or distributed without causing such payments or distributions to be nondeductible. The amounts shown do not reflect any potential reductions that may be imposed pursuant to this provision.

Mr. Benedetti. The severance agreement for Mr. Benedetti does not provide for a specific annual base salary. However, Mr. Benedetti’s severance agreement provides for his right to terminate for good reason if there is a material diminution in his compensation. Mr. Benedetti is eligible to participate with Messrs. Akin and Boston in the ROAE Bonus Program at up to 100% of his annual salary (and expected to be 200% for 2010) and, until it was discontinued, the Capital Bonus Pool, which was based on the amount of capital raised during the year. Mr. Benedetti’s severance agreement has no expiration date.

Pursuant to the terms of his severance agreement, under certain specified scenarios during the term of his employment, Mr. Benedetti is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment or a “change in control” involving the Company. Items considered “good reason” include the occurrence of a change in control of the Company, a material change in Mr. Benedetti’s responsibilities or compensation, or a change in the location of Mr. Benedetti’s employment. A “change in control” includes among other things, an acquisition of more than 20% of our Common Stock by an unrelated entity, a material change in the composition of our Board of Directors, certain mergers or other business combinations, or a vote by our shareholders to liquidate or dissolve the Company.

•

Without Cause or For Good Reason. If Mr. Benedetti’s employment is terminated by us without “cause” (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for “good reason,” he will be entitled to (i) his base salary and any bonus that has accrued but has not been paid, (ii) the equivalent of his annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company pro-rated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. Mr. Benedetti also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to him if he terminates his employment for good reason or if he is terminated without cause. Finally, in such events, the Company is obligated to provide continued coverage to Mr. Benedetti at its expense under the Company’s medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances. In the event that Mr. Benedetti’s employment with us was terminated on December 31, 2009 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $1,206,310 inclusive of the amount paid to him in March 2010 under the ROAE Bonus Program. Also, the cost to the Company of providing continued benefits for 12 months would have been approximately $24,461. The value of the accelerated vesting of Mr. Benedetti’s stock appreciation rights and restricted shares of the Company’s Common Stock would have been $106,550 based on the closing market price of the Company’s Common Stock on December 31, 2009.

Without Good Reason, With Cause, Death or Disability. If Mr. Benedetti’s employment is terminated for “cause”, the Company will be obligated to pay to Mr. Benedetti (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, (iii) the amount of any compensation previously deferred by Mr. Benedetti, and (iv) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. If Mr. Benedetti voluntarily terminates his employment for other than “good reason”, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. If Mr. Benedetti’s employment is terminated by reason of his death or disability, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company, including any payments that may be due to Mr. Benedetti under the Company’s 2004 Stock Incentive Plan. In the event that Mr. Benedetti’s employment with us was terminated for any of the reasons above on December 31, 2009, he would have been entitled to receive from us a payment estimated to be $342,550. The value of the accelerated vesting of Mr. Benedetti’s stock appreciation rights and restricted shares of the Company’s Common Stock would have been $106,550 based on the closing market price of the Company’s Common Stock on December 31, 2009.

Mr. Benedetti’s severance agreement provides that it is intended that any payments made to Mr. Benedetti under the agreement and under any other plan, agreement or arrangement maintained by the Company shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code (or any successor provision). If the Company’s auditors determine that any payment or distribution to be made to Mr. Benedetti would be nondeductible by the Company under Section 280G of the Code, then the amounts payable or distributable under the agreement will be reduced to the maximum amount which may be paid or distributed without causing such payments or distributions to be nondeductible. The amounts shown do not reflect any potential reductions that may be imposed pursuant to this provision.

Related Person Transactions

We recognize that maintaining the independence in fact and appearance for our directors and officers is critical. Therefore, we have certain policies and procedures in place to critically evaluate each transaction that could impact the independence of directors and officers. Our Code of Business Conduct and Ethics provides that directors and officers are expected to make appropriate disclosures to the Board or to the Compliance Officer under the Code of Business Conduct and Ethics and to take steps to recuse themselves from Board decisions with respect to transactions or other matters involving us as to which they are interested parties or with respect to which a real or apparent conflict of interest exists. Our Corporate Governance Guidelines also provide that the Company will generally refrain from entering into contracts with Board members and their immediate family members or providing support directly or indirectly to organizations with which a Board member may be affiliated. In the event that we deem it appropriate to enter transactions with a Board member or a member of his immediate family, the terms of the transaction must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time of a comparable transaction with a non-related person. The Board will evaluate each of these transactions when the independence of the director is determined.

In addition, the Audit Committee reviews any potential related party transactions, regardless of the dollar amount involved. The policies and procedures for the Audit Committee review and approval of such transactions are informal and not currently written.

Mr. Benedetti, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, is the sole owner of ICD Holding, Inc. (“ICD Holding”), which is the parent corporation to its wholly-owned subsidiary DCI Commercial, Inc. (“DCI Commercial”). Mr. Benedetti became the sole owner of ICD Holding in 2002. The Company and DCI Commercial have been jointly named in litigation regarding the activities of DCI Commercial while it was an operating subsidiary of an affiliate of the Company. DCI Commercial has entered into a Litigation Cost Sharing Agreement with the Company whereby the Company agreed to fund all costs of litigation against the Company and DCI Commercial, including DCI Commercial’s portion of the cost of the litigation. To date, DCI Commercial’s cumulative portion of costs associated with the litigation and funded by the Company is $3.28 million and is secured by the proceeds of any counterclaims that DCI Commercial may pursue in the litigation. Litigation costs paid by the Company on behalf of DCI Commercial are loans and carry simple interest at the rate of Prime plus 8% per annum. At December 31, 2009, the total amount due the Company under the Litigation Cost Sharing Agreement, including interest, was $6.55 million. ICD Holding has no assets other than its interest in DCI Commercial. Neither ICD Holding nor Mr. Benedetti expects to derive any monetary benefit from the arrangement other than the funding of the litigation costs. Neither ICD Holding nor DCI Commercial has made any payments to the Company.

PROPOSAL TWO

RATIFICATION OF THE SELECTION

OF THE COMPANY’S AUDITORS

The Board of Directors has selected the firm of BDO Seidman, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2010. BDO Seidman, LLP audited the financial statements of the Company for the fiscal years ended December 31, 2005, 2006, 2007, 2008, and 2009.

The affirmative vote of a majority of the votes cast by holders of the Common Stock is required for the ratification of the selection of the auditors for the Company. Accordingly, abstentions or broker non-votes as to the ratification of the selection of BDO Seidman, LLP as the auditors for the Company will have no effect on the outcome of the vote.

In the event that shareholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will consider making a change in auditors for the Company for the fiscal year ending December 31, 2011.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

AUDIT INFORMATION

Independent Registered Public Accounting Firm Fees

The following information is furnished with respect to fees billed for professional services rendered to the Company by BDO Seidman, LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, respectively, and fees billed for other services rendered by BDO Seidman, LLP during those periods.

	Fiscal Year Ended December 31,
	2009	2008

Audit Fees (1)	$410,400	$334,995
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	19,200	9,600

Total	$429,600	$344,595

(1)

Audit Fees include: (i) the audit of the Company’s consolidated financial statements included in its annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q; and (iii) comfort letters, consents and other services related to SEC and other regulatory filings.

(2)

Audit-Related Fees represent professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees.”

(3)	Tax Fees include tax compliance, tax planning, tax advisory and related services.
(4)	During 2009 and 2008, BDO Seidman, LLP performed certain agreed upon procedures related to the Company’s master servicing responsibilities on certain securitization financing issuances.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, all audit (including audit-related) and non-audit services performed by BDO Seidman, LLP, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is composed of three directors, each of whom is independent for audit committee purposes, as defined by the regulations of the SEC and the New York Stock Exchange listing standards.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements and the results of their examination and evaluation of the Company’s internal controls for fiscal year 2009. In addition, the Committee has communicated with the independent accountants the matters required to be communicated by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from the independent accountants written disclosures and a letter regarding BDO Seidman, LLP’s communications with the Committee concerning independence, as required by the applicable requirements of the Public Company Accounting Oversight Board. These disclosures have been reviewed by the Committee, and the Committee has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2009 for filing with the Securities and Exchange Commission.

Audit Committee

Daniel K. Osborne, Chairman

Leon A. Felman

Barry Igdaloff

SHAREHOLDER PROPOSALS

If any shareholder desires to make a proposal to be acted upon at the 2011 Annual Meeting of Shareholders, written notice of such proposal must be received, in proper form, by the Secretary of the Company no later than January 1, 2011 and no earlier than October 3, 2010. The proxy solicited by the Board of Directors for the 2011 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal within this time period, in writing delivered to the Company’s Secretary. If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2011 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and must be received by the Company’s Secretary, at the Company’s principal office, on or before December 2, 2010.

OTHER MATTERS

A copy of the Company’s 2009 Annual Report to Shareholders is being provided to each shareholder with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for fiscal year 2009 and a list of all its exhibits will be supplied without charge to any shareholder upon written request sent to the Company’s principal executive offices: Dynex Capital, Inc., Attention: Investor Relations, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Company’s Annual Report on Form 10-K and its exhibits online at the SEC web page at www.sec.gov or via the Company’s web page at www.dynexcapital.com under “Investor Relations – SEC Filings”.

By the order of the Board of Directors

Stephen J. Benedetti
Executive Vice President,
Chief Operating Office, Chief Financial Officer, and Secretary
April 1, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 11, 2010.

INTERNET
Dynex Capital, Inc.	http://www.proxyvoting.com/dx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
72593	72658

Ú  FOLD AND DETACH HERE  Ú

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.	Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	*FOR ALL WITH EXCEPTION			FOR AGAINST ABSTAIN
1.	ELECTION OF DIRECTORS Nominees: 01 Thomas B. Akin 02 Daniel K. Osborne 03 James C. Wheat, III	☐	☐	☐	2.	Proposal to ratify the seclection of BDO Seidman LLP, independent certified public accountants, as auditors for the Company for the 2010 fiscal year	☐ ☐ ☐
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All With Exception” box above and write that nominee’s name in the space provided below.)					The proxies are authorized to vote in their discretion, to extent entitled, upon such other matters that may properly come before the meeting or any adjournment or postponement of the meeting.
	*For All With Exception

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.

Mark Here for Address Change or Comments SEE REVERSE
☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Dynex Capital, Inc. account online.

Access your Dynex Capital, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Dynex Capital, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/dx

Ú  FOLD AND DETACH HERE  Ú

PROXY – COMMON STOCK

Dynex Capital, Inc.

Annual Meeting of Shareholders – May 12, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Stephen J. Benedetti and Alison Griffin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dynex Capital, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 12, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
	(Continued and to be marked, dated and signed, on the other side)
	WO#	Fulfillment#
	72593	72658

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 11, 2010.

INTERNET
Dynex Capital, Inc.	http://www.proxyvoting.com/dx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
72594

Ú  FOLD AND DETACH HERE  Ú

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL NOT BE VOTED.	Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	*FOR ALL WITH EXCEPTION
1.	ELECTION OF DIRECTORS Nominees: 01 Leon A. Felman 02 Barry Igdaloff	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All With Exception” box above and write that nominee’s name in the space provided below.)
*For All With Exception

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1.

Mark Here for Address Change or Comments SEE REVERSE
☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Dynex Capital, Inc. account online.

Access your Dynex Capital, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Dynex Capital, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.proxyvoting.com/dx

Ú  FOLD AND DETACH HERE  Ú

PROXY – SERIES D PREFERRED STOCK

Dynex Capital, Inc.

Annual Meeting of Shareholders – May 12, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Stephen J. Benedetti and Alison Griffin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dynex Capital, Inc. Series D 9.50% Cumulative Convertible Preferred Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the company to be held May 12, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
WO#
72594